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                                                                   EXHIBIT 10.16
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                        Investment Management Agreement

     This Investment Management Agreement (the "Agreement") between Scottish
                                                ---------
Annuity and Life Holdings, Ltd. (the "Client") and The Prudential Investment Corporation, a New Jersey corporation (the "Investment Manager") is dated as of October 22, 1998.

     WHEREAS, the Client desires to appoint the Investment Manager to manage certain of its assets in account(s) established by the Client ("Investment
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Manager Accounts"); and
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     WHEREAS, the Investment Manager is willing to accept the duties and responsibilities of an investment manager with respect to the Investment Manager Accounts;

NOW, THEREFORE, in consideration of the promises and mutual considerations provided herein, and intending to be legally bound hereby, the Client and the Investment Manager agree as follows:

     1.   Appointment. The Investment Manager will act as an investment manager
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with respect to the Investment Manager Accounts.

     2.   Fees. The Client will pay the Investment Manager, as compensation for
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its services under this Agreement, a fee determined in accordance with
Schedule A to this Agreement. Such fee may be changed by the Investment Manager upon 45 days' written notice to the client.

     3.   Authority of Investment Manager. Subject to Section 4 of this
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Agreement the Investment Manager shall have the discretionary authority to manage and control assets of the Client that are segregated in an Investment Manager Account, including the power to acquire and dispose of assets in each Investment Manager Account. In exercise of that power, the Investment Manager may invest and reinvest the assets, without distinction between principal and income, in investments described by the Client's investment management guidelines, consisting of Schedule B to this Agreement.

     When exercising its authority under this Section 3, the Investment Manager shall be under no obligation to consult with or obtain the consent of the Client.

     The assets initially segregated into each Investment Manager Account shall be cash. Assets other than cash may be segregated into an Investment Manager Account with the consent of the Investment Manager. The Client may remove assets from any Investment Manager Account at any time without the consent of the Investment Manger.
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     Upon segregating assets of the Client into an Investment Manager Account, the Client shall promptly inform the Investment Manager of all assets segregated into the Investment Manager Account. The Client shall also establish reporting and accounting arrangements so that the Investment Manager will be fully informed at all times as to the assets segregated into any Investment Manager Account.

     4.   Investment Limitations and Guidelines.  The client may, from time to
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time, communicated in writing general investment guidelines to the Investment
Manager. Such communication shall be effective no more than five days subsequent to its receipt by Investment Manager. Until contrary guidelines are communicated from the Client to the Investment Manager, each Investment Management Account shall be managed in accordance with the guidelines contained in Schedule B.

     5.   Brokerage.  Subject to any guidelines annexed hereto, the Investment
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Manager shall use its best efforts to obtain best execution of orders at the most favorable prices reasonably obtainable. When determining the most favorable prices reasonably obtainable, the Investment Manager may consider, in accordance with section 28(e) of the Securities Exchange Act of 1934, the value of the receipt by the Investment Manager of services that affect securities transactions and incidental functions, such as clearance and settlement services, and advice as to the value of securities, the advisability of investing in securities, the availability of securities or purchasers or buyers of securities and analyses and reports concerning issues; industries, securities, economic factors, trends, portfolio strategy and the performance of accounts. Commissions charged by brokers who provide these services may be somewhat higher than the commissions charged by brokers who do not provide these services.

     With respect to the Investment Manager Accounts, the Investment Manager may cause securities transactions to be executed concurrently with authorizations to purchase or sell the same securities for other accounts managed by the Investment Manager, including proprietary accounts or accounts of affiliates. In these instances, the executions of purchases or sales, where possible, shall be allocated equitably among the various accounts (including the Investment Manager Accounts).

     6.   Other Activities of the Investment Manager.  In addition to the
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investment management services performed under this Agreement, the Investment
Manager or any of its affiliates may engage in any other business and may render investment advisory services to any other person. The Investment Manager or any of its affiliates may render investment advisory services to any other person, even if the Investment Manager, its affiliates, or other person has investment policies similar to those followed by the Investment Manager for the Investment Manager Accounts. The Investment Manager may, at any time, buy or sell, or may direct or recommend that another person buy or sell, securities of the same kind or class that are purchased or sold for any Investment Manager Account, at a price which may or may not differ from the price of the securities purchased or sold for the Investment Manager Account.

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     7.  Reports. The Investment Manager shall provide to the Client such
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reports and information that the client may reasonably request.

     8.  Investment Manager Covenant. The Investment Manager convenants that it
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is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Adviser Act"). The Investment Manager shall immediately notify the Client of any change in its status as such.

     9.  Proxies. The Investment Manager will not be required to take any action
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or render any advice with respect to the voting of proxies for securities held in any Investment Manager Account, nor will it be obligated to render advice or take any action on behalf of the Client with respect to securities presently or formerly held in any Investment Manager Account which became the subject of any legal proceedings, including bankruptcies.]

     10. Termination. The Investment Manager may terminate this Agreement on 45
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days' written notice to the Client. The Client may terminate the Investment
Manager's appointment as an investment manager without advance notice. Upon termination of this agreement, The Investment Manager shall be under no obligation to recommend any action with regard to, or liquidate the securities or other investments in, the Investment Manager Accounts; provided, however, that upon such termination, the Client may direct the Investment Manager to remove assets from the Investment Manager Accounts in accordance with Section 3.

     11. No Assignment. Neither party may assign this Agreement without the
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prior written consent of the other.

     12. Change in Control of Investment Manager. The Investment Manager shall
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immediately notify the Client of any material change in the control or ownership of the Investment Manager.

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     13.  Communication. To the extent reasonable and practical, communications
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from the Client to the Investment Manager, or vice versa, shall be made in writing or in another reasonable manner and be promptly confirmed in writing. Notice shall be deemed effective if made to the parties as follows:

     If to the Client:                       If to the Investment Manager:

     Michael C. French                       Martin Lawlor
     President and CEO                       Vice President
     Scottish Annuity and Life               Prudential Investment Corporation
          Holdings, Ltd.                     Two Gateway Center, 6/th/ Floor
     Ugland House, P.O. Box 10657 APO        Newark, NJ, USA 07102
     113 South Church St
     Georgetown, Grand Cayman
     Cayman Islands, BWI

     14.  Disclosure Statement. The Client hereby acknowledges that not less
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than 48 hours before the date it has executed this Agreement it received from the Investment Manager a copy of the disclosure statement required by Rule
204 - (3) of the Advisers Act.

     15.  Liability. The Investment Manager undertakes to manage the Investment
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Manager Accounts in accordance with the guidelines set forth herein and in a professional and responsible manner. The Investment Manager will not be liable for any loss or liability incurred by reason of any investment decision made or other action taken or omitted in what the Investment Manager believes in good faith to be the proper performance of its duties hereunder, and the Investment Manager shall not, in any event, be liable for any loss or liability incurred by any reason as a result of any willful or negligent failure to act on the part of any broker or custodian, with respect to the Investment Manager Accounts; provided, however, that this provision shall not constitute a waiver of any right the Client may have under federal securities law.

     16.  Confidential Relationship. Each party shall use its best efforts to
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treat all information and advice furnished by the other party to it as confidential and to avoid disclosing same to third parties (other than associates of the Investment Manager) except as otherwise agreed to in writing by both parties as required by law.

     17.  Entire Agreement; Amendments; Severability. This Agreement constitutes
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the entire agreement between the parties with respect to the Investment Manager
Accounts, and supersedes any prior oral or written agreements with respect to the Investment Manager Accounts. This Agreement may not be amended except in writing signed by both parties. If any provision of this agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby.
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     18. GOVERNING LAWS. This Agreement shall be construed in accordance with
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the laws of the State of New Jersey (without regard to the legislative or judicial conflict of laws or rules of any state), except to the extent superseded by federal law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

Scottish Annuity and Life Holdings, Ltd.


By  /s/ Michael C. French
    ---------------------------------

Title  CEO
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The Prudential Investment Corporation


By  /s/ Martin Lawlor
    ---------------------------------

Title    V.P.
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                               APPENDIX A - FEES


          The fees of the Investment Manager shall be as follows:


          .20 of 1% of the first $US 50,000,000, plus
          .15 of 1% of any amount in excess of $US 50,000,000

          The fee is billed quarterly, in arrears, and is based upon the average market value of funds managed during the calendar quarter.


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                       APPENDIX B - PORTFOLIO GUIDELINES



     I. The benchmark for the account will be the Lehman Brothers Aggregate Bond Index. The duration of the portfolio will be maintained within +/- 50% of that of the index.

     II. Approved Investments Types and Limitations:

         1) Dollar-denominated investment-grade debt           -  No Limitation
         2) Dollar-denominated non-investment-grade debt       -  10% of Assets

    III. Sector Diversification:

         1) U.S. Treasury and Agency debt                      -  No Limitation
            (including pass-through and CMO issues)
         2) Industrials                                        -  50%
         3) Utilities                                          -  50%
         4) Finance                                            -  50%
         5) Other                                              -  25%

    IV.  Issuer Limits:

         1) U.S Government and Agencies                        -  No Limitation
         2) A or better                                        -  10%
         3) BBB+ to BBB-                                       -  5%
         4) Below BBB-                                         -  2%

    V.   Other:

         1) 144a securities are permitted, subject to sector diversification limits.
         2) Futures and options are permitted, for hedging only; initial margin for futures, and premiums paid for options, combined, will be limited to 5% of the value of the portfolio.